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                                                                    Exhibit 21.1

SUBSIDIARIES OF ISLE OF CAPRI CASINOS, INC.

WHOLLY-OWNED SUBSIDIARIES

ASMI Management, Inc.
Capri Air, Inc.
Casino America of Colorado, Inc.
Casino America, Inc.
CSNO, L.L.C.
Gemini, Inc.
Grand Palais Riverboat, Inc.
ICC Corp. f/k/a Isle of Capri Corporation
International Marco Polo Services, Inc.
IOC - Boonville, Inc. f/k/a Davis Gaming - Boonville, Inc.
IOC - Coahoma, Inc.
IOC - Davenport
IOC Development Company, LLC
IOC - Kansas City, Inc.
IOC - Lula, Inc. f/k/a Magnolia Lady, Inc.
IOC - Natchez, Inc. f/k/a Lady Luck Mississippi, Inc.
IOC - St. Louis County, Inc. f/k/a IOC - Missouri, Inc.
IOC HOLDINGS, L.L.C.
IOC, L.L.C.
Isle of Capri Bettendorf, L.C.
Isle of Capri Casino - Tunica, Inc.
Isle of Capri Casino Colorado, Inc.
Isle of Capri Marquette, Inc.
Isle of Capri of Michigan LLC
LL Holding Corporation
Lady Luck Bettendorf Marina Corp.
Lady Luck Biloxi, Inc.
Lady Luck Central City, Inc.
Lady Luck Gaming Corp.
Lady Luck Gulfport, Inc.
Lady Luck Vicksburg, Inc.
Louisiana Riverboat Gaming Partnership
LRGP Holdings, L.L.C.
Pompano Park Holdings, L.L.C.
PPI, Inc.
Riverboat Corporation of Mississippi
Riverboat Corporation of Mississippi - Vicksburg
Riverboat Services, Inc.
St. Charles Gaming Co., Inc.
Water Street Redevelopment Corporation

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PARTIALLY OWNED SUBSIDIARIES

Casino Parking, Inc.
IOC - Black Hawk Distribution Company, LLC
Isle of Capri Black Hawk Capital Corp.
Isle of Capri Black Hawk, L.L.C.
Isle of Capri of Jefferson County, Inc. f/k/a Lady Luck
Kimmswick, Inc.
Lady Luck Scott City, Inc.
Louisiana Horizons, L.L.C.